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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Navellier Performance Funds and to the use of our report dated February 19, 1999 on the financial statements and financial highlights of Navellier Aggressive Small Cap Equity Portfolio, Navellier Aggressive Growth Portfolio, Navellier Mid Cap Growth Portfolio, Navellier Aggressive Micro Cap Portfolio, Navellier Small Cap Value Portfolio, Navellier Large Cap Growth Portfolio, Navellier Large Cap Value Portfolio, and Navellier International Equity Portfolio, each a series of shares of the Navellier Performance Funds. Such financial statements, financial highlights and report of independent certified public accountants appear in the 1998 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.



                                                     TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
December 22, 1999